Exhibit 10.22

Trademark Transfer Agreement

Transferor of trademark: (Party A) Guizhou Yinyan Wood Co., Ltd.
Address: Gelao Chang, Bailang Village, Yunguan County, Guizhou

Tel: 0851-5520951	Zip: 550002
Legal representative: Bai Yulu	Title: Chairman

Transferee of trademark: (Party B) Qianxinan Silvan Flooring Company, Limited
Address: Hexin Community, Dingxiao Town, Xingyi

Tel: 0859-3528295	Zip: 562409
Legal representative: Peng Fangping	Title: General Manager

Both parties hereby reach the following agreement concerning transfer of trademark through negotiation:

I.	Trademark to be transferred: Yinyan
II.	No. of trademark registration: 1182064
III.	The registered trademark covers the following types of product or services with the following specific names:

Category:	Category 19
Product items:	Building-purpose wood, thick wooden board, veneer, processed wood, saw cut wood, matched flooring strip, floor, flooring wood, wood chip board, wood for manufacture of household appliances

IV.	The Transferor is guaranteed to be the owner of the registered trademark: Guizhou Yinyan Wood Co., Ltd.

V.	Transferee’s Rights after transfer of trademark:
1.	The types of product (or types and names of service) for which the trademark may be used:
2.	The territory in which the trademark may be used:
VI.	Both parties shall keep confidential of the production and operation of the other party; the transferee shall not disclose the technical secrets and trade secrets provided by the transferor along with the trademark, either during the term of the agreement or after expiration.
VII.	The price for the transfer is zero, which means the trademark is transferred for free.

VIII.	Other terms or issues discussed by both parties.

IX.	Resolution of disputes: Both parties shall negotiate to resolve the dispute; if negotiation fails, they can resort to legal procedures.
X.	The agreement will come into effect upon being affixed with the signatures and stamps of both parties. If the application for the transfer of the registered trademark is not approved by the Trademark Bureau, the agreement will naturally become void, and each party shall assume their respective liabilities.

Transferor (stamp):	Transferee (stamp):
Representative: Bai Yulu	Representative: Peng Fangping

Date: November 18, 2009	Date: November 18, 2009